UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event report) September 7, 2001

JDA SOFTWARE GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-27876	86-0787377

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14400 North 87th Street, Scottsdale, Arizona	85260-3649

(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 308-3000

(Former name or former address, if changed since last report)

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

(b)	Pro forma financial information.

(c)	Exhibits
2.1	Agreement and Plan of Reorganization dated as of September 7, 2001, by and among JDA Software Group, Inc., E3 Acquisition Corp., E3 Corporation and certain shareholders of E3 Corporation.*

4.1	Registration Rights Agreement dated as of September 7, 2001, by and among JDA Software Group, inc. and the former E3 shareholders.*

99.1	Press release issued September 10, 2001.*

* Incorporated by reference to the same numbered exhibit to the Company’s current report on Form 8-K dated September 7, 2001 filed with the Security and Exchange Commission on September 21, 2001.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.

Date:	November 19, 2001	By	: /s/ Kristen L. Magnuson Kristen L. Magnuson Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Consolidated Financial Statements
E3 Corporation
Years ended December 31, 1998, 1999, and 2000
with Report of Independent Auditors

E3 Corporation

Consolidated Financial Statements

Years ended December 31, 1998, 1999 and 2000

Contents

Report of Independent Auditors	2

Audited Consolidated Financial Statements

Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Shareholders’ Equity (Deficit)
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements
3 5 6 7 9

Report of Independent Auditors

The Board of Directors and Shareholders
E3 Corporation

We have audited the accompanying consolidated balance sheets of E3 Corporation as of December 31, 1999 and 2000, and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for the years ended December 31, 1998, 1999, and 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of E3 Corporation at December 31, 1999 and 2000, and the consolidated results of its operations and its cash flows for the years ended December 31, 1998, 1999, and 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that E3 Corporation will continue as a going concern. As more fully described in Note 1, the Company has not complied with certain covenants of loan agreements with a bank and has entered into a forbearance agreement with the bank. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

September 5, 2001
Atlanta, Georgia

E3 Corporation

Consolidated Balance Sheets

	December 31
	1999	2000

Assets

Current assets:

Cash and cash equivalents	$2,411,112	$2,561,909

Accounts receivable, net of allowances of $533,000 and $466,000 in 1999 and 2000, respectively	13,358,881	11,668,256

Accounts receivable from employees	31,412	34,974

Prepaid expenses and other current assets	631,659	781,406

Deferred income taxes	6,958,254	7,303,041

Total current assets	23,391,318	22,349,586

Property and equipment:

Furniture and equipment	3,326,550	3,997,010

Software	857,839	1,333,255

Leasehold improvements	1,317,883	1,346,126

	5,502,272	6,676,391

Less accumulated depreciation and amortization	(2,789,771)	(3,803,102)

	2,712,501	2,873,289

Deferred income taxes	5,352,900	6,760,970

Other assets	252,388	379,714

Intangible assets, net of accumulated amortization of $146,292 in 2000	–	633,930

Total assets	$31,709,107	$32,997,489

E3 Corporation

Consolidated Balance Sheets

	December 31
	1999	2000

Liabilities and shareholders’ equity (deficit)

Current liabilities:

Accounts payable	$1,155,279	$1,792,734

Accrued expenses	1,648,486	2,011,258

Accrued compensation	1,929,960	1,458,636

Line of credit	260,949	3,351,741

Current portion of long–term debt	7,500,000	5,416,670

Note payable	–	173,500

Income taxes payable	1,561,262	215,785

Deferred revenue	17,911,209	19,692,872

Total current liabilities	31,967,145	34,113,196

Other long-term liabilities	12,736	9,838

Long-term deferred revenue	14,800,733	17,713,353

Shareholders’ equity (deficit):

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	–	–

Common stock, $0.05 par value, 100,000,000 shares authorized, 15,135,064 shares issued and outstanding at December 31, 1999 and 2000, respectively	756,753	756,753

Additional paid-in capital	–	240,800

Accumulated deficit	(15,556,161)	(19,254,339)

Foreign currency translation adjustments	(272,099)	(582,112)

Total shareholders’ equity (deficit)	(15,071,507)	(18,838,898)

Total liabilities and shareholders’ equity (deficit)	$31,709,107	$32,997,489

See accompanying notes.

E3 Corporation

Consolidated Statements of Operations

	Year ended December 31
	1998	1999	2000

Revenues:

Software license fees	$14,414,763	$16,492,714	$20,249,521

Services and support fees	13,931,580	19,213,834	21,007,563

Total revenues	28,346,343	35,706,548	41,257,084

Expenses:

Costs of services and support fees	8,204,369	12,252,610	12,905,025

Sales and marketing	10,859,152	13,794,585	16,529,057

General and administrative	7,439,875	7,262,396	8,253,387

Product development	3,083,977	3,785,496	7,232,160

Total expenses	29,587,373	37,095,087	44,919,629

Operating loss	(1,241,030)	(1,388,539)	(3,662,545)

Other income (expenses):

Interest income	280,139	65,655	128,471

Interest expense	—	(529,810)	(904,033)

Other income (expense)	1,583	(183,412)	122

	281,722	(647,567)	(775,440)

Loss before income taxes	(959,308)	(2,036,106)	(4,437,985)

Provision (benefit) for income taxes	(250,594)	(607,566)	(739,807)

Net loss	$(708,714)	$(1,428,540)	$(3,698,178)

See accompanying notes.

E3 Corporation

Consolidated Statements of Shareholders’ Equity (Deficit)

				Foreign Currency
		Additional Paid-in	Retained Earnings	Translation	Total Shareholders'
	Common Stock	Capital	(Deficit)	Adjustments	Equity (Deficit)

Balances at January 1, 1998	$782,468	$—	$(6,168,112)	$(180,719)	$(5,566,363)

Comprehensive loss:

Net loss	—	—	(708,714)	—	(708,714)

Other comprehensive income, net of $74,848 deferred taxes	—	—	—	121,952	121,952

Comprehensive loss	—	—	—	—	(586,762)

Dividends	—	—	(76,510)	—	(76,510)

Balances at December 31, 1998	782,468	—	(6,953,336)	(58,767)	(6,229,635)

Comprehensive loss:

Net loss	—	—	(1,428,540)	—	(1,428,540)

Other comprehensive loss, net of $130,752 deferred taxes	—	—	—	(213,332)	(213,332)

Comprehensive loss	—	—	—	—	(1,641,872)

Repurchase and retirement of

common stock	(25,715)	—	(7,174,285)	—	(7,200,000)

Balances at December 31, 1999	756,753	—	(15,556,161)	(272,099)	(15,071,507)

Comprehensive loss:

Net loss	—	—	(3,698,178)	—	(3,698,178)

Other comprehensive loss, net of $189,954 deferred taxes	—	—	—	(310,013)	(310,013)

Comprehensive loss	—	—	—	—	(4,008,191)

Issuance of 200,000 options for common stock in connection with acquisition	—	240,800	—	—	240,800

Balances at December 31, 2000	$756,753	$240,800	$(19,254,339)	$(582,112)	$(18,838,898)

See accompanying notes.

E3 Corporation

Consolidated Statements of Cash Flows

	Year ended December 31
	1998	1999	2000

Operating activities

Net loss	$(708,714)	$(1,428,540)	$(3,698,178)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation and amortization	633,574	1,078,421	1,390,257

Loss (gain) on disposition of assets	8,675	400	(2,253)

Provision for (benefit of) deferred doubtful accounts	89,262	183,138	(67,000)

Provision for (reduction in) allowance for deferred income taxes	(1,637,662)	(2,605,266)	(1,752,857)

Changes in operating assets and liabilities, net of effects of purchase of businesses:

Accounts receivable	(1,177,480)	(5,967,671)	1,722,625

Accounts receivable from employees	(561,261)	546,226	(3,561)

Prepaid expenses and other current assets	(269,325)	(150,154)	(149,747)

Other assets	(70,211)	(144,920)	(127,327)

Accounts payable	860,681	(4,740)	637,455

Accrued expenses	(252,638)	345,164	330,388

Accrued compensation	(94,859)	791,170	(471,324)

Income taxes payable	(138,773)	1,184,266	(1,345,477)

Deferred revenue	1,067,623	6,285,919	4,694,283

Other long-term liabilities	17,395	(4,659)	(2,898)

Net cash provided by (used in) operating activities	(2,233,713)	108,754	1,154,386

Investing activities

Payment for purchase of businesses, less cash acquired	–	–	(96,334)

Purchases of furniture and equipment	(2,297,035)	(916,675)	(1,350,457)

Proceeds from the sale of equipment	19,528	19,013	2,253

Net cash provide by (used in) investing activities	(2,277,507)	(897,662)	(1,444,538)

E3 Corporation

Consolidated Statements of Cash Flows (continued)

	Year ended December 31
	1998	1999	2000

Financing activities

Proceeds from line of credit, notes payable and long-term debt	–	7,760,949	10,806,079

Repayment on line of credit, notes payable and long-term debt	–	(7,200,000)	(10,055,117)

Payment of dividends	(76,510)	–	–

Net cash (used in) provided by financing activities	(76,510)	560,949	750,962

Effect of exchange rate fluctuations on cash	121,952	(213,332)	(310,013)

Increase (decrease) in cash	(4,465,778)	(441,291)	150,797

Cash and cash equivalents at beginning of year	7,318,181	2,852,403	2,411,112

Cash and cash equivalents at end of year	$2,852,403	$2,411,112	$2,561,909

Supplemental disclosure of cash flow information

Cash paid during the year for interest	$–	$529,810	$897,437

Cash paid during the year for income taxes	$1,431,696	$500,544	$726,262

Supplemental disclosure of non-cash financing activities

Issuance of note payable for acquired businesses	$–	$–	$430,000

See accompanying notes.

E3 Corporation

Notes to Consolidated Financial Statements

December 31, 2000

1. Description of Business and Basis of Presentation

E3 Corporation (the “Company”) develops and markets inventory management software and provides related consulting, education and support services in the United States and internationally through its subsidiaries in France, Germany, Sweden, Norway, Denmark, Finland, the United Kingdom, Italy, Spain and Australia.

Basis of Presentation

These financial statements have been prepared assuming that E3 Corporation will continue as a going concern. The Company has not complied with certain covenants of loan agreements with a bank and has entered into a forbearance agreement with the bank (see Note 5). Management is attempting to raise additional capital in order to either comply with the existing loan covenants or comply with the terms of the forbearance agreement while at the same time considering other strategic alternatives for the Company and attempting to improve operating cash flow. If the Company is not successful in complying with the bank’s requirements, the bank will have the right to demand payment of the loans after December 31, 2001. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

E3 Corporation

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of E3 Corporation include the accounts of E3 Corporation and its wholly owned subsidiaries, E3 North America, E3 Norden AB (Norway, Sweden, Denmark and Finland), E3 (Deutschland) GmbH, E3 France S.A., E3 United Kingdom Ltd., E3 Espana S.A., E3 Mexico S.A. de C.V., E3 Italia S.R.L. and E3 Australia Pty Ltd., collectively “E3,” and Inventory Management Institute, Inc. (“IMI”), all collectively referred to as the “Company”. All significant intercompany accounts and transactions have been eliminated. The Company had total revenue of $10,468,592 and $12,178,240 from foreign operations for the years ended December 31, 1999 and 2000. The Company also had a deficiency in net assets related to foreign operations of $(3,238,834) and $(5,408,176) as of December 31, 2000 and 1999.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

Revenue Recognition

The Company earns revenue principally from the licensing and support of internally produced software and related implementation and support services. The Company recognized revenues in accordance with AICPA Statement of Position (“SOP”) 97-2 Software Revenue Recognition (“SOP 97-2”), as amended. The Company’s typical arrangement includes an initial one-time license fee, on-going monthly license fees (support) based on a percentage of the initial license fee, and implementation and education services. The Company typically commits to supporting products for a three-year period. The Company does not recognize software license revenue until a contract is executed, software which is functional without significant modification for the customer’s purpose has been delivered, and payment of the license fee is fixed and determinable and considered probable of collection.

E3 Corporation

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Fees for the initial license, which is typically cancelable for non-payment of monthly license fees, are recognized on a straight-line basis over the expected post-contract support period, generally three years, and are classified as software license fees in the statement of operations.

Monthly license fees, which entitle customers to product support and upgrades, are recognized as services are rendered and are classified as services and support fees in the statement of operations. If a customer fails to pay monthly license fees, the customer not only will not receive support and upgrades but loses the right to use the software product.

Implementation service and education revenues are recognized at their fair value as earned over the service periods.

When the Company receives payment in advance of recognizing license fees or other service revenue for implementation services, educational classes, or support, such payments are recorded as deferred revenue. The total of current and long-term deferred revenue at December 31, 1999 and 2000 includes $30,867,563 and $28,613,971, respectively, related to deferred license fee revenues.

Computer Software

Research and development costs are expensed as incurred. Capitalization of software development costs does not commence until technological feasibility of the product is established and ceases when the product is available for general release to customers. Software development costs qualifying for capitalization under Financial Accounting Standard No. 86 have been insignificant and, therefore, the Company has not capitalized such costs.

Cash and Cash Equivalents

The Company considers all liquid investments with maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates fair market value.

E3 Corporation

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided over the estimated useful lives of the related assets (furniture and equipment – 5 years, purchased software – 3 years, leasehold improvements – life of lease) using the straight-line method for financial reporting purposes.

Intangible Assets

Intangible assets acquired in business combinations (see Note 4) accounted for by the purchase method of accounting are capitalized and amortized over their expected useful lives as a non-cash charge against future results of operations. The Company amortizes intangible assets, which includes goodwill, customer base, non-compete agreements and acquired workforce, on a straight-line basis over 5 years. The realizability of goodwill and other intangibles is evaluated periodically to determine the recoverability of carrying amounts. The evaluation, based on various analyses including cash flow and profitability projections, addresses the impact on the existing Company business. The evaluation necessarily involves significant management judgment.

Advertising Expense

Advertising costs are expensed as incurred. The Company incurred approximately $581,000, $627,000 and $393,000 in advertising costs during 1998, 1999 and 2000, respectively.

Stock Based Compensation

The Company grants stock options to certain employees with an exercise price equal to or greater than the fair value of the shares at the grant date. The Company accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations and, accordingly, recognizes no compensation expense for stock options with fixed terms and exercise prices equal to or greater than fair value at the date of grant.

E3 Corporation

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards

In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Investment and Hedging Activities (“SFAS 133”). SFAS 133 establishes a new model for accounting for derivatives and hedging activities and supercedes several existing standards. SFAS 133, as amended by SFAS 137 and SFAS 138, is effective for fiscal years beginning after June 15, 2000. The Company does not expect that the adoption of SFAS 133, effective January 1, 2001, will have a material impact on its financial statements.

In June 2001, the FASB issued SFAS No. 141, “Business Combinations” (“SFAS 141”). SFAS 141 eliminates the pooling of interest method for business combinations except for qualifying business combinations that were executed before July 1, 2001. SFAS 141 also further clarifies the requirement of recognizing intangible assets separately from goodwill. The requirements of SFAS 141 are effective for any business combination that is effective after June 30, 2001. The Company does not expect that the adoption of SFAS 141 will have a material impact on its financial statements.

In June 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets”, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement. Other intangible assets will continue to be amortized over their useful lives.

The Company will apply the new rules on accounting for goodwill and other intangible assets beginning the first quarter of 2002. During 2002, the Company will apply the non-amortization provisions and perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002. The Company has not yet determined what effect the statement will have on the earnings and financial position of the Company.

E3 Corporation

Notes to Consolidated Financial Statements (continued)

3. Financial Instruments

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, trade accounts receivable and short-term debt.

Approximately $11,000 and $234,000 at December 31, 1999 and 2000, respectively, of cash is deposited in one United States financial institution. Credit risk is subject to the financial security of the institution. In addition, approximately $2,394,000 and $2,328,400 of the December 31, 1999 and December 31, 2000 cash and cash equivalents balance, respectively, is held in financial institutions in western Europe and Australia and is subject to the financial security of the institutions.

Accounts receivable are unsecured and due under stated terms. Credit risk with respect to trade accounts receivable is subject to the financial security of each customer. The Company does not require collateral. Receivables generally are due within 30 days, and management records estimates of expected credit losses and returns of products sold.

In addition, the foreign subsidiaries carry their cash, accounts receivable and accounts payable in foreign currencies.

Fair Value

The carrying amount reported in the balance sheet approximates the fair value for cash and cash equivalents and accounts receivable. The carrying amount reported in the balance sheet for short-term debt approximates its market value.

E3 Corporation

Notes to Consolidated Financial Statements (continued)

4. Acquisitions of Businesses

On March 30, 2000 the Company acquired Market Data Solutions and E-Millennium, which specialized in demographic marketing and inventory management information. The companies were purchased under asset purchase agreements whereby the assets were exchanged for $45,000 in cash, $430,000 in notes payable, stock options to purchase 200,000 shares of the Company’s common stock and assumption of liabilities totaling $32,384. Also, the Company incurred $51,334 of expenses in connection with the acquisitions. These acquisitions have been accounted for as a purchase and the results of operations have been included from the date of acquisition.

5. Debt

At December 31, 2000, the Company had $3,351,741 outstanding under a revolving line of credit with a bank that allows the Company to borrow up to $5,000,000 at the bank’s prime rate plus .50% or the LIBOR market index rate plus 2.00%, at the Company’s option (applicable rate of 8.5613% at December 31, 2000). The revolving line of credit is due May 31, 2001. The Company also had $5,416,670 outstanding under a three-year term loan with the same bank with interest at the bank’s prime rate plus .25% or the LIBOR market index rate plus 2.75%, at the Company’s option (applicable rate of 9.3113% at December 31, 2000). The term note is due May 31, 2003. These agreements are guaranteed by substantially all of the Company’s tangible assets. The Company also had $173,500 outstanding under a note payable related to the businesses acquired during 2000, which is due January 1, 2001.

The Company’s debt agreements contain various covenants which, among other things, require the maintenance of certain financial ratios related to tangible net worth, funded debt to earnings before income taxes, depreciation and amortization and fixed charges. At December 31, 2000 the Company was not in compliance with these covenants.

E3 Corporation

Notes to Consolidated Financial Statements (continued)

5. Debt (continued)

The Company has obtained a forbearance agreement from the bank until December 31, 2001. The bank has agreed not to accelerate any of the loans, require payment of interest at the default rate, and exercise any other remedies as previously agreed to in previous loan documents. The forbearance agreement amended certain provisions of the loan agreement and requires the Company to meet certain financial covenants such as a minimum amount of cash on hand and available under the line of credit, minimum revenues for the quarter ending September 30, 2001, and minimum earnings before interest, taxes, depreciation and amortization for the quarter ending September 30, 2001.

6. Leases

The Company leases certain office space and certain office equipment under noncancellable operating leases with initial or remaining terms of one year or more. Rent expense under all operating leases was approximately $1,734,000, $2,472,000 and $2,917,769, in 1998, 1999 and 2000, respectively.

Future minimum annual rental payments at December 31, 2000 under these non-cancelable leases are as follows:

	U.S.	Europe	Total

2001	$2,516,484	$717,902	$3,234,386

2002	2,151,430	532,783	2,684,213

2003	2,072,316	502,366	2,574,682

2004	2,089,294	493,798	2,583,092

2005	2,134,686	443,510	2,578,196

Thereafter	438,674	485,341	924,015

	$11,402,884	$3,175,700	$14,578,584

E3 Corporation

Notes to Consolidated Financial Statements (continued)

7. Income Taxes

The Company accounts for income taxes using the liability method required by FASB Statement No. 109. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The components of the provision (benefit) for income taxes are as follows for the years ended December 31:

	1998	1999	2000

Current:

Foreign expense (benefit)	$218,252	$(50,390)	$502,237

Domestic expense	1,167,432	1,881,320	320,859

	1,385,684	1,830,930	823,096

Deferred:

Foreign expense (benefit)	(406,939)	(210,152)	(1,291,456)

Domestic expense (benefit)	(1,229,339)	(2,228,344)	(271,447)

	(1,636,278)	(2,438,496)	(1,562,703)

	$(250,594)	$(607,566)	$(739,807)

E3 Corporation

Notes to Consolidated Financial Statements (continued)

8. Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets at December 31, 1999 and 2000 are as follows:

	1999	2000

Assets:

Allowance for doubtful accounts	$190,000	$167,200

Deferred revenue	11,774,873	13,157,466

Accrued liabilities	109,522	249,230

Depreciation and amortization	69,989	133,391

Unrealized foreign currency translation	166,770	356,724

Foreign operating loss carryforwards	43,650	887,054

Total deferred tax assets	12,354,804	14,951,065

Valuation allowance for net deferred tax assets	(43,650)	(887,054)

Net deferred tax assets	$12,311,154	$14,064,011

The reconciliation of income tax computed at the U.S. Federal statutory tax rates to income tax expense is:

	1998	1999	2000

Tax benefit at U.S. statutory rates	$(326,165)	$(692,276)	$(1,508,906)

State taxes, net of federal	(38,372)	(81,444)	(218,057)

Nondeductible expenses	140,118	69,253	70,520

Change in valuation allowance	–	43,650	843,404

R&D credit	(50,000)	(45,000)	–

Foreign tax rate differences	41,221	145,000	48,792

Other	(17,396)	(46,749)	24,440

Total tax benefit	$(250,594)	$(607,566)	$(739,807)

E3 Corporation

Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)

During 1998, 1999 and 2000, the Company utilized approximately $111,000, $123,000 and $0, respectively, of foreign net operating loss carry forwards and carry backs to reduce taxable income in the respective tax jurisdictions. At December 31, 2000, the Company had approximately $3,067,000 of foreign net operating loss carry forwards, which begin to expire in 2003.

For financial reporting purposes, the Company has recorded a valuation allowance against deferred tax assets related to foreign operating loss carryforwards as management has determined that it is more likely than not that the deferred tax assets for which the allowance has been established will not be realized.

The income (loss) before income taxes for all of the foreign subsidiaries is as follows:

	1998	1999	2000

Foreign subsidiaries	$(533,523)	$(1,034,866)	$(2,117,005)

Provisions have not been made for U.S. income taxes or foreign withholding taxes on undistributed earnings of foreign subsidiaries, as the earnings are considered indefinitely reinvested. These earnings could become subject to U.S. incomes taxes and foreign withholding taxes (subject to a reduction for foreign tax credits) if they were remitted as dividends, were loaned to the Company or a U.S. subsidiary, or if the Company should sell its stock in the subsidiaries. However, the Company believes that U.S. foreign tax credits would largely eliminate any U.S. income tax and offset any foreign withholding tax that might otherwise arise.

8. Shareholders’ Equity

Capitalization

All shareholders are subject to a Shareholders’ Agreement which, among other things, gives the Company and the shareholders of the Company the right of first refusal to purchase their shares at one and one-half times book value, subject to certain adjustments, per share. The Shareholders’ Agreement expires upon the completion of an initial public offering of the Company’s common stock.

During 1999 the Company repurchased and retired 514,286 shares of its common stock at $14.00 per share. The $14.00 per share price was based upon management’s estimate of the fair value of the Company’s common stock at the date of repurchase. The repurchase of shares was allocated to shareholders on a pro rata basis and was financed through loans from a bank.

Stock Options

The Company adopted a Stock Incentive Plan effective January 1, 1997. The aggregate number of shares reserved for issuance under the Stock Incentive Plan is 3,000,000 shares. The purpose of the Stock Incentive Plan is to provide incentives for key employees, officers, consultants and directors to promote the success of the Company and to enhance the Company’s ability to attract and retain the services of such persons. Options granted under the Stock Incentive Plan may be either options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options.

As of December 31, 2000 options to purchase 1,907,469 shares of Common Stock were outstanding under the Stock Incentive Plan and no options granted under the Stock Incentive Plan have been exercised. In addition to options issued under the Stock Incentive Plan, as of December 31, 2000, the Company has outstanding options to purchase an aggregate of 286,266 shares of Common Stock granted outside of the Stock Incentive Plan. Options outstanding typically vest over the second, third, and fourth anniversaries of the grant date and have a term of ten years.

E3 Corporation

Notes to Consolidated Financial Statements (continued)

8. Shareholders’ Equity (continued)

Stock Options (continued)

A summary of the Company’s option activity and related information follows:

		Weighted Average
	Options	Exercise Price

Outstanding at December 31, 1997	841,273	$9.55

Granted	299,000	$11.66

Canceled	(14,198)	$(10.92)

Outstanding at December 31, 1998	1,126,075	$10.09

Granted	364,150	$13.95

Canceled	(68,318)	$(11.61)

Outstanding at December 31, 1999	1,421,907	$11.01

Granted	1,020,500	$14.00

Canceled	(248,672)	$(11.77)

Outstanding at December 31, 2000	2,193,735	$12.31

Exercise prices for options outstanding as of December 31, 2000 range from $9.10 to $14.00 per share. The following table sets forth by groups of option exercise price ranges, the number of shares, weighted average remaining contractual life of options outstanding, and the number and weighted average exercise price of options currently exercisable as of December 31, 2000.

	Options Outstanding			Options Exercisable

		Weighted Average
		Remaining
Range of		Contractual Life	Weighted Average		Weighted Average
Exercise Prices	Number of Shares	(Years)	Exercise Price	Number of Shares	Exercise Price

$9.10	86,266	5.84	$9.10	86,266	$9.10

$9.25 - $11.05	629,219	6.18	$9.52	446,695	$9.53

$11.25 - $13.00	191,600	7.32	$11.66	78,200	$11.66

$13.25 - $14.00	1,286,650	8.97	$13.99	238,750	$13.99

	2,193,735	7.90	$12.31	849,911	$10.94

E3 Corporation

Notes to Consolidated Financial Statements (continued)

8. Shareholders’ Equity (continued)

Stock Options (continued)

There were 58,477 options exercisable at a weighted average exercise price of $9.64 and 405,033 options exercisable at a weighted average exercise price of $9.82 at December 31, 1998 and 1999, respectively. At December 31, 2000, the Company had 1,092,531 shares available for future grant under the Stock Incentive Plan and has reserved 3,286,266 shares of common stock for future issuance upon exercise of stock options.

Although the Company has not adopted SFAS 123, pro forma information regarding net income (loss) is required to be disclosed as if the Company has accounted for its employee stock options granted under the fair value method. The fair value for these options was estimated at the date of grant using the “minimum value” option pricing model with the following weighted-average assumptions for 1998, 1999 and 2000 respectively; risk-free interest rates of 6.33%, 5.75% and 5.625%; dividend yield of 0%, no weighted average volatility factor and a weighted-average expected life of the options of 4 years. Calculated under SFAS 123, the options granted in 1998 were estimated to have no value and the weighted-average fair value for the options granted in 1999 and 2000 are estimated to have a value of $2.84 and $2.75 per share, respectively. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. The Company’s pro forma net loss under FAS 123 approximated $1,542,911 and $4,329,848 for the years ended December 31, 1999 and December 31, 2000, respectively.

9. Benefit Plan

The Company has a defined contribution plan covering substantially all employees. Under the provisions of the plan, which qualifies under Section 401(k) of the Internal Revenue Code, participating employees may elect to contribute specified amounts of their salaries to a trust for investment. In 1998 the Company contributed an amount which was determined on an annual basis depending on profits, and approximately $113,000 was charged to expense under the plan in 1998. In 1999 the Company changed its 401(k).

E3 Corporation

Notes to Consolidated Financial Statements (continued)

9. Benefit Plan (continued)

Under the new plan, the Company matches up to 6% of the employees’ contributions to the plan. The maximum amount that an employee may contribute is $10,000 and $10,500 per year, in 1999 and 2000, respectively. The Company expensed approximately $629,000 and $1,130,000 in 1999 and 2000, respectively under this plan.

10. Related Party Transactions

During 1999, the Company received repayment on a loan of $500,000 made during 1998 to an employee of the Company who is also the son of the Chairman of the Board of Directors of the Company.

11. Subsequent Events

Effective July 31, 2000, the Company entered into a forbearance agreement related to its loan agreements. See Note 5.

On July 11, 2001, the Company signed a term sheet to be purchased by another company. The Company has not finalized the terms of the acquisition.

On September 5, 2001, the Company agreed to buy out options issued to the former shareholders of Market Data Solutions and E-Millennium. The Company has agreed to purchase the outstanding options for $949,400, payable immediately prior to closing the sale of the Company.

The Company has entered into employment agreements giving selected employees rights to termination pay in certain circumstances. Under one of the employment agreements, the Company promised to grant, subject to board approval, options to purchase 685,000 shares of common stock at $14.00 per share.

E3 CORPORATION
INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

         The following unaudited consolidated balance sheet of E3 Corporation (“E3”) as of June 30, 2001, together with the unaudited consolidated statements of operations and cash flows for the six months ended June 30, 2001 and 2000 should be read in conjunction with the separate historical audited consolidated financial statements and note thereto of E3 Corporation as of December 31, 2000 and 1999, and the unaudited pro forma financial information and notes thereto, both of which are contained elsewhere herein.

         The unaudited balance sheet as of June 30, 2001, together with the unaudited statements of operations for the six months ended June 30, 2001 and 2000 have been prepared from the internal accounting records of E3. In the opinion of management, all adjustments and reclassifications considered necessary for a fair and comparable presentation, including the effect of those proposed in connection with the audit of the December 31, 2000 financial statements, have been included.

E3 CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEET

(in thousands)

June 30,
2001

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$2,302

Accounts receivable, net	10,349

Income tax receivable	710

Deferred income taxes	2,754

Prepaid expenses and other current assets	381

Total current assets	16,496

PROPERTY AND EQUIPMENT, net	3,056

DEFERRED INCOME TAXES	11,310

OTHER ASSETS	479

GOODWILL AND OTHER INTANGIBLES	536

Total assets	$31,877

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:

Accounts payable	$873

Accrued expenses and other liabilities	5,142

Deferred revenue	20,040

Note payable	5,026

Current portion of long-term debt	241

Total current liabilities	31,322

LONG TERM DEBT, NET OF CURRENT PORTION	2,169

LONG TERM DEFERRED REVENUE, NET OF CURRENT PORTION	21,119

OTHER LONG TERM LIABILITIES	8

STOCKHOLDERS’ DEFICIT:

Common stock	757

Additional paid in capital	241

Accumulated deficit	(22,981)

Accumulated other comprehensive income	(758)

Total stockholders’ deficit	(22,741)

Total liabilities and stockholders’ deficit	$31,877

E3 CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Six Months Ended June 30,

	2001	2000

REVENUES:

Software licenses	$10,342	$9,440

Consulting, maintenance and other services	12,428	10,292

Total revenues	22,770	19,732

COST AND EXPENSES:

Costs of consulting, maintenance and other services	8,019	5,636

Product development	5,123	3,179

Sales and marketing	8,906	7,759

General and administrative	4,764	3,785

Total costs and expenses	26,812	20,359

LOSS FROM OPERATIONS	(4,042)	(627)

Other expense, net	(481)	(441)

LOSS BEFORE INCOME TAXES	(4,523)	(1,068)

Income tax benefit	(796)	(179)

NET LOSS	$(3,727)	$(889)

E3 CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,

	2001	2000

OPERATING ACTIVITIES:

Net loss	$(3,727)	$(889)

Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation and amortization	708	635

(Gain) loss on disposal of equipment	(4)	1

Provision for deferred income taxes	—	1,220

Changes in operating assets and liabilities:

Trade accounts receivable, net	1,319	875

Prepaid expenses and other assets	361	(351)

Accounts payable and accrued expenses	309	(845)

Income taxes payable	(735)	(3,683)

Deferred revenue	3,753	2,279

Net cash provided by operating activities	1,984	(758)

INVESTING ACTIVITIES:

Acquisition of business, net of cash received	—	(96)

Purchases of equipment, furniture and fixtures	(883)	(549)

Sale of equipment, furniture and fixtures	70	(1)

Net cash used in investing activities	(813)	(646)

FINANCING ACTIVITIES:

Net (payments) borrowings on note payable	(1,255)	1,265

Net cash (used in) provided by financing activities	(1,255)	1,265

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(176)	(248)

INCREASE IN CASH AND CASH EQUIVALENTS	(260)	(387)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,562	2,411

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,302	$2,024

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for interest	$366	$466

Options issued in acquisition of business	$—	$241

Issuance of note payable in acquisition of business	$—	$430

Item 7(b). PRO FORMA FINANCIAL INFORMATION

         On September 7, 2001, JDA Software Group, Inc. (“JDA” or the Company) completed the acquisition (the “Acquisition”) of E3 Corporation (“E3”), a Georgia corporation, for a total of $48.4 million, including $19.8 million in cash and the exchange of 1,600,080 shares of the Company’s common stock for all of the outstanding common stock of E3 pursuant to an Agreement and Plan of Reorganization. The stock consideration was valued at $17.86833 per share, which represents the average closing price of the Company’s common stock for six consecutive trading days ending the day prior to closing. E3 is a leading global provider of inventory optimization systems, and provides related consulting, education and support services in the United States and internationally through its subsidiaries in France, Germany, Sweden, Norway, Denmark, Finland, the United Kingdom, Italy, Spain and Australia.

         The purchase price was determined through an arms-length negotiation between the parties, and was allocated to the underlying assets, namely the intellectual property and other intangibles, based on the Company’s estimate of fair values and remaining economic lives. The excess of the purchase price over the fair value of the assets is recorded as goodwill, and will be subject to annual impairment tests as prescribed by Statement of Financial Accounting Standard (SFAS) No. 142, Goodwill and Other Intangibles.

         The Acquisition has been accounted for in the pro forma consolidated financial information using the purchase method of accounting. A consolidated pro forma balance sheet is not presented herein as the Acquisition has been reflected in the condensed consolidated balance sheet filed by the Company in connection with its quarterly report on Form 10-Q for the quarter ended September 30, 2001. The unaudited consolidated pro forma statements of income (loss) combine the historical statements of income (loss) of JDA and E3 for the year ended December 31, 2000 and the nine months ended September 30, 2001, giving effect to the Acquisition as if it had occurred at the beginning of each period.

         The detailed assumptions used to prepare the pro forma consolidated financial information are contained in the notes to the unaudited consolidated pro forma financial information. Pro forma adjustments for the acquisition of E3 are based upon preliminary estimates, available information and certain assumptions that management of the Company deem appropriate. Final adjustments may differ from the pro forma adjustments presented herein. The unaudited consolidated pro forma financial information does not purport to represent the results of operations or the financial position of the Company that actually would have resulted had the Acquisition occurred as of the dates indicated, nor should it be taken as indicative of the future results of the operations or future financial position of the Company.

         The unaudited consolidated pro forma financial information should be read in conjunction with the separate historical financial statements and notes thereto reported by the Company in its annual report on Form 10-K for the year ended December 31, 2000 and in its quarterly report on Form 10-Q for the quarter ended September 30, 2001, and the financial statements of E3 Corporation for the years ended December 31, 2000 and 1999 (which are contained elsewhere herein).

JDA SOFTWARE GROUP, INC.

UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2000
(in thousands, except per share data)

	Historical

			Pro Forma
	JDA	E3 Corp.	Adjustments		Pro Forma

REVENUES:

Software licenses	$62,640	$20,249	$(16,066	)(2)	$66,823

Maintenance services	30,380	21,008	(9,909	)(1)	41,479

Product revenues	93,020	41,257	(25,975)		108,302

Consulting services	78,709	—	9,294	(1)	88,003

Total revenues	171,729	41,257	(16,681)		196,305

COSTS OF REVENUES:

Cost of software licenses	2,947	—	—		2,947

Cost of maintenance services	7,655	12,905	(10,415	)(1)	10,145

Cost of product revenues	10,602	12,905	(10,415)		13,092

Cost of consulting services	64,965	—	9,152	(1)	74,117

Total cost of revenues	75,567	12,905	(1,263)		87,209

GROSS PROFIT	96,162	28,352	(15,418)		109,096

OPERATING EXPENSES:

Product development	28,840	7,232	—		36,072

Sales and marketing	28,770	16,529	63	(1)	45,362

General and administrative	20,761	8,254	439	(1)	29,454

Amortization of intangibles	6,542	—	3,514	(1)(3)	10,056

Purchased in-process research and development	200	—	—		200

Restructuring and asset disposition charge	828	—	—		828

Total operating expenses	85,941	32,015	4,016		121,972

OPERATING INCOME (LOSS)	10,221	(3,663)	(19,434)		(12,876)

Other income (expense), net	4,246	(775)	(225	)(5)	3,246

INCOME (LOSS) BEFORE INCOME TAXES	14,467	(4,438)	(19,659)		(9,630)

Income tax provision (benefit)	5,599	(740)	(8,518	)(6)	(3,659)

NET INCOME (LOSS)	$8,868	$(3,698)	$(11,141)		$(5,971)

BASIC EARNINGS(LOSS) PER SHARE	$0.36				$(0.23)

DILUTED EARNINGS(LOSS) PER SHARE	$0.35				$(0.23)

SHARES USED TO COMPUTE:

Basic earnings per share	24,315				25,915

Diluted earnings per share	25,431				25,915

See accompanying notes to unaudited consolidated pro forma financial information

JDA SOFTWARE GROUP, INC.

UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF INCOME (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
(in thousands, except per share data)

	Historical

			Pro Forma
	JDA	E3 Corp.	Adjustments		Pro Forma

REVENUES:

Software licenses	$47,858	$14,262	$(12,419	)(2)	$49,701

Maintenance services	28,080	16,318	(6,653	)(1)	37,745

Product revenues	75,938	30,580	(19,072)		87,446

Consulting services	70,507	—	6,362	(1)	76,869

Total revenues	146,445	30,580	(12,710)		164,315

COSTS OF REVENUES:

Cost of software licenses	1,816	—	—		1,816

Cost of maintenance services	7,650	10,852	(8,932	)(1)	9,570

Cost of product revenues	9,466	10,852	(8,932)		11,386

Cost of consulting services	51,640	—	7,883	(1)	59,523

Total cost of revenues	61,106	10,852	(1,049)		70,909

GROSS PROFIT	85,339	19,728	(11,661)		93,406

OPERATING EXPENSES:

Product development	24,374	7,174	—		31,548

Sales and marketing	26,030	11,215	581	(1)	37,826

General and administrative	18,202	7,144	43	(1)	25,389

Amortization of intangibles	5,780	—	2,407	(1)(3)	8,187

Purchased in-process research and development	2,361	—	(2,200	)(4)	161

Restructuring and asset disposition charge	749	—	—		749

Total operating expenses	77,496	25,533	831		103,860

OPERATING INCOME (LOSS)	7,843	(5,805)	(12,492)		(10,454)

Other income (expense), net	2,223	(553)	5	(5)	1,675

INCOME (LOSS) BEFORE INCOME TAXES	10,066	(6,358)	(12,487)		(8,779)

Income tax provision (benefit)	3,716	(1,305)	(5,659	)(4)(6)	(3,248)

NET INCOME (LOSS)	$6,350	$(5,053)	$(6,828)		$(5,531)

BASIC EARNINGS(LOSS) PER SHARE	$0.26				$(0.21)

DILUTED EARNINGS(LOSS) PER SHARE	$0.25				$(0.21)

SHARES USED TO COMPUTE:

Basic earnings per share	24,857				26,310

Diluted earnings per share	25,236				26,310

See accompanying notes to unaudited consolidated pro forma financial information

JDA SOFTWARE GROUP, INC.

NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
(in thousands)

The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present pro forma consolidated statements of income (loss) of the Company for the year ended December 31, 2000 and the nine months ended September 30, 2001.

The Pro Forma Statement of Income (Loss) for the nine months ended September 30, 2001 includes the historical statement of income (loss) of E3 for the period from January 1, 2001 to September 7, 2001, the date of acquisition. The September operating results of E3 have been included in the historical financial statements of JDA Software Group, Inc. from the date of acquisition.

The pro forma consolidated statements of income for the year ended December 31, 2000 and nine months ended September 30, 2001 do not include the effect of a $2,200 one-time charge for purchased in-process technology. In-process technology includes the value of products acquired from E3 that were in the development stage and for which technological feasibility had not been established. The Company does not believe these products have any alternative future use.

1.	Entry records a reclassification of the revenues, costs and expenses reported in the E3 financial statements to conform with the JDA Software Group, Inc. presentation.

2.	Entry reverses the recognition of deferred software license revenue balances that would have been eliminated if the acquisition had occurred as of January 1, 2000 or 2001 and purchase accounting had been applied as of those dates.

3.	Entry records the increase in amortization expense arising from the purchase accounting adjustments as follows:

			Nine Months
	Amortization	Year Ended	Ended
	Period	12-31-00	9-30-01

Developed Software	7 Years	$1,814	$1,243

Customer List	13 Years	1,700	1,164

		3,514	2,407

Less amounts recorded in the historical financial statements of E3 for amortization of intangibles		(146)	(134)

		$3,368	$2,273

4.	Entry reverses the one-time charge for purchased in process technology and related income tax benefit recorded by JDA in connection with the Acquisition. The one-time charge is reflected in the historical operating results of JDA for the nine months ended September 30, 2001.

5.	Entry reverses interest charges shown in the E3 financial statements and records the opportunity costs related to interest that would be forfeited on invested cash balances used to effect the Acquisition as of January 1, 2000 and 2001, as appropriate.

6.	Entry records the income tax effect on the net loss of E3 and the purchase accounting adjustments at a blended rate of 38% and 37% for the year ended December 31, 2000 and nine months ended September 30, 2001, respectively.